HomeTrust Bancshares, Inc. Announces Appointment of New Director
ASHEVILLE, NC, August 31, 2020 – HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI), the holding company for HomeTrust Bank (the “Bank”), announced today that the Company’s Board of Directors (the “Board”) has appointed Rebekah M. Lowe as a director of the Company, effective September 1, 2020. Ms. Lowe also has been appointed to the Board of Directors of the Bank, effective September 1, 2020. Ms. Lowe has served as an Advisory Director of the Company and the Bank since January 2020.
Ms. Lowe is the Chief Executive of FizzyWork Executive Coaching, providing executives and teams with leadership coaching that includes leadership dynamics, business culture assessment & strategy, diversity & inclusion development, and board development. Previously, she served in a variety of roles at Wachovia Bank (now Wells Fargo) over a twenty-five-year career, during which she rose to become its Regional President for Western North Carolina. In that position, which brought her to Asheville, Ms. Lowe oversaw all commercial and consumer lines of business in a network that included more than six hundred employees across forty-two branches. She also directed the market integration for the First Union–Wachovia merger. Prior to coming to Asheville, she was the Wachovia Regional Executive for East Florida, an area of six million people. In that role, she led all commercial and consumer lines of business.

Ms. Lowe’s professional credentials include certification as a Leadership Coach and a Professional Certified Coach (ICF). She is certified by Georgetown University’s Leadership Coaching Program and has completed UNC-Chapel Hill’s Executive Leadership Program as well as Duke University’s Senior Management Development Program.

Ms. Lowe is also an active volunteer in the communities where she has lived and currently serves on the Boards of MemoryCare and Givens Communities. She has served on numerous other Boards/Executive Committees including the United Way, Chambers of Commerce, YMCA of Western North Carolina, Brevard College, Helpmate Domestic Violence Shelter Benefit and Homeward Bound’s Room in the Inn.

“Rebekah’s deep experience in the banking industry makes her a natural fit for our Board,” says Dana Stonestreet, Chairman, President & CEO. “She understands the complex priorities involved in serving the needs of our customers, employees and stockholders in a balanced, thoughtful manner. At the same time, her unique expertise in diversity and inclusion development as well as leadership and executive coaching will enhance our board perspective in these important priority areas. We are pleased to welcome her to our Board and look forward to the valuable contributions she will bring to our Company.”

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of June 30, 2020, the Company had total consolidated assets of $3.7 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value-added relationship banking through 42 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, Cary, and Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City/Bristol, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 2nd largest community bank headquartered in North Carolina.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include: the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on the general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on our website at www.htb.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2021 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.
WEBSITE: WWW.HOMETRUSTBANCSHARES.COM
Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon – Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
828-259-3939